Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-281115 and 333-274953) of Ambipar Emergency Response and its subsidiaries (the Company) of our report dated June 23, 2025, relating to the consolidated financial statements, which appear in this Annual Report on Form 20-F.
[/s/ BDO RCS Auditores Independentes Sociedade Simples Ltda.]
BDO RCS Auditores Independentes Sociedade Simples Ltda
Campinas, Brazil
June 23, 2025